Exhibit 99.1

NEWS RELEASE

CONTACT:  Jason Korstange

(952) 745-2755

tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Quarterly Net Income of $34.1 Million, or 21 Cents Per Share

SECOND QUARTER HIGHLIGHTS

-  Total revenue of $301.8 million, up 3.4 percent from the first quarter of 2013

-  Pre-tax pre-provision profit of $93.3 million, up 6.3 percent from the first quarter of 2013

-  Net interest margin maintained at 4.72 percent annualized

-  Provision for credit losses of $32.6 million, down 15.1 percent from the first quarter of 2013

-  Non-accrual loans and leases and other real estate owned decreased $70.4 million, or 17 percent, from the first quarter of 2013

-  Announced common and preferred stock dividend payments payable August 30, 2013 and September 3, 2013, respectively

Summary of Financial Results					Table 1
(Dollars in thousands, except per-share data)				Percent Change
	2Q	1Q	2Q	2Q13 vs	2Q13 vs	YTD	YTD	Percent
	2013	2013	2012	1Q13	2Q12	2013	2012 (1)	Change
Net income (loss)	$34,057	$25,450	$31,531	33.8%	8.0%	$59,507	$(251,363)	N.M.%
Net interest income	202,044	199,091	198,224	1.5	1.9	401,135	378,397	6.0
Pre-tax pre-provision profit(2)	93,311	87,742	108,118	6.3	(13.7)	181,053	178,696	1.3
Diluted earnings (loss) per common share	.21	.16	.20	31.3	5.0	.37	(1.58)	N.M.

Financial Ratios(3)
Return on average assets	.90%	.70%	.76%			.80%	(2.71)%
Return on average common equity	8.39	6.36	8.13			7.39	(29.84)
Net interest margin	4.72	4.72	4.86			4.72	4.49
Net charge-offs as a percentage of average loans and leases	.70	1.06	1.18			.88	1.12

(1) Includes a net, after-tax charge of $295.8 million, or $1.87 per common share, related to the balance sheet repositioning.

(2) Pre-tax pre-provision profit (“PTPP”) is calculated as total revenues less non-interest expense. Year-to-date 2012 PTPP excludes the non-recurring net loss of $473.8 million related to the balance sheet repositioning completed in the first quarter of 2012.

(3) Annualized.
N.M. Not Meaningful.

WAYZATA, MN, July 23, 2013 – TCF Financial Corporation (“TCF” or the “Company”) (NYSE: TCB) today reported net income for the second quarter of 2013 of $34.1 million, compared with net income of $31.5 million for the second quarter of 2012 (inclusive of a net after-tax gain of $8.2 million from the sale of Visa® Class B stock), and compared with net income of $25.5 million for the first quarter of 2013. Diluted earnings per common share was 21 cents for the second quarter of 2013, compared with diluted earnings per common share of 20 cents for the second quarter of 2012 (inclusive of a net after-tax gain of 5 cents per common share related to the sale of Visa Class B stock) and diluted earnings per common share of 16 cents for the first quarter of 2013.

TCF reported net income for the first six months of 2013 of $59.5 million, compared with a net loss of $251.4 million for the same period in 2012 (inclusive of a net after-tax charge of $295.8 million, or $1.87 per common share, related to a balance sheet repositioning involving certain investments and borrowings in the first quarter of 2012 and a net after-tax gain of $8.2 million, or 5 cents per common share, related to the sale of Visa® Class B stock in the second quarter of 2012). Diluted earnings per common share was 37 cents for the first six months of 2013, compared with a diluted loss per common share of $1.58 for the same period in 2012 (earnings per common share of 23 cents before the balance sheet repositioning charge and the gain related to the sale of Visa® Class B stock).

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Chairman’s Statement

“During the second quarter, TCF experienced solid increases throughout its multiple core revenue sources and another quarter of solid improvement in credit trends,” said William A. Cooper, Chairman and Chief Executive Officer. “Over the last three quarters, TCF has seen continued improvement in our credit metrics, particularly in the consumer real estate portfolio where home values have risen and consumer confidence has strengthened, and we have maintained strong performance in our national businesses.

“TCF made strategic investments in 2012 to position the Company for 2013 and beyond. The Company has made good progress in the first half of 2013 executing on these strategic initiatives, including disciplined loan and lease growth, diversifying our revenue sources, improving our credit performance, and expanding our deposit account base.”

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Revenue

Total Revenue								Table 2
				Percent Change
	2Q	1Q	2Q	2Q13 vs	2Q13 vs	YTD	YTD	Percent
(Dollars in thousands)	2013	2013	2012	1Q13	2Q12	2013	2012	Change
Net interest income	$202,044	$199,091	$198,224	1.5%	1.9%	$401,135	$378,397	6.0%
Fees and other revenue:
Fees and service charges	41,572	39,323	48,090	5.7	(13.6)	80,895	89,946	(10.1)
Card revenue	13,270	12,417	13,530	6.9	(1.9)	25,687	26,737	(3.9)
ATM revenue	5,828	5,505	6,276	5.9	(7.1)	11,333	12,475	(9.2)
Total banking fees	60,670	57,245	67,896	6.0	(10.6)	117,915	129,158	(8.7)
Leasing and equipment finance	22,874	16,460	23,207	39.0	(1.4)	39,334	46,074	(14.6)
Gains on sales of auto loans	8,135	7,146	5,496	13.8	48.0	15,281	7,746	97.3
Gains on sales of consumer real estate loans	4,069	8,126	-	(49.9)	N.M .	12,195	-	N.M .
Other	4,035	3,726	3,168	8.3	27.4	7,761	5,523	40.5
Total fees and other revenue	99,783	92,703	99,767	7.6	-	192,486	188,501	2.1
Subtotal	301,827	291,794	297,991	3.4	1.3	593,621	566,898	4.7
Gains on securities, net	-	-	13,116	N.M .	(100.0)	-	89,727	(100.0)
Total revenue	$301,827	$291,794	$311,107	3.4	(3.0)	$593,621	$656,625	(9.6)
Net interest margin (1)	4.72%	4.72%	4.86%			4.72%	4.49%
Fees and other revenue as a % of total revenue	33.06	31.77	32.07			32.43	28.71

N.M. Not meaningful.
(1) Annualized.

Net Interest Income

•                 Net interest income for the second quarter of 2013 increased $3.8 million, or 1.9 percent, compared with the second quarter of 2012. This increase was due to higher average loan balances primarily from the auto finance and inventory finance portfolios as a result of continued growth in those businesses, partially offset by lower average balances of consumer real estate loans due to various sales that occurred in the second half of 2012 and the first half of 2013. The increase was also due to a reduced cost of borrowings from the redemption of trust preferred securities in July 2012.

•                 Net interest income for the second quarter of 2013 increased $3 million, or 1.5 percent, compared with the first quarter of 2013.  The increase was primarily due to higher average loan balances primarily from continued growth in the auto finance portfolio and a seasonally high inventory finance portfolio. These increases were partially offset by reduced interest income from lower average balances of consumer real estate loans as a result of various loan sales that occurred during the second quarter of 2013 and the run-off of first mortgages, compared with the first quarter of 2013.

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•                 Net interest margin in the second quarter of 2013 was 4.72 percent, compared with 4.86 percent in the second quarter of 2012 and remained unchanged from the first quarter of 2013. The decrease from the second quarter of 2012 was primarily due to increased cash held at the Federal Reserve and lower yields as new originations in our lending business continued to be impacted by the low interest rate environment. These decreases were partially offset by the reduced cost of borrowings due to the redemption of trust preferred securities in July 2012.

Non-interest Income

•                 Fees and service charges in the second quarter of 2013 were $41.6 million, down $6.5 million, or 13.6 percent, from the second quarter of 2012 and up $2.2 million, or 5.7 percent, from the first quarter of 2013. The decrease from the second quarter of 2012 was due to the elimination of the monthly maintenance fee on deposit products through the reintroduction of free checking, partially offset by a higher account base. The increase from the first quarter of 2013 was primarily due to higher seasonal transaction activity during the second quarter of 2013, as well as growth in the account base for the fourth consecutive quarter driven by the reintroduction of free checking.

•                 Leasing and equipment finance revenue was $22.9 million during the second quarter of 2013, up $6.4 million, or 39 percent, from the first quarter of 2013. The increase was primarily due to higher sales-type lease revenue on the leasing and equipment finance portfolio as a result of customer-driven events.

•                 TCF sold $196.9 million, $144.1 million and $179.8 million of auto loans during the second quarters of 2013 and 2012, and the first quarter of 2013, respectively, resulting in gains in the same respective periods.

•                 TCF sold $139.2 million and $279.2 million of consumer real estate loans during the second quarter of 2013 and the first quarter of 2013, respectively, resulting in gains in the same respective periods. There were no sales of consumer real estate loans during the second quarter of 2012.

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Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Percent Change
(Dollars in thousands)	2Q	1Q	2Q	2Q13 vs	2Q13 vs	YTD	YTD	Percent
	2013	2013	2012	1Q13	2Q12	2013	2012	Change
Period-End:
Consumer real estate	$6,356,426	$6,418,666	$6,811,784	(1.0)%	(6.7)%
Commercial	3,350,334	3,334,716	3,523,070.5		(4.9)
Leasing and equipment finance	3,251,703	3,185,234	3,151,105	2.1	3.2
Inventory finance	1,713,528	1,931,363	1,457,263	(11.3)	17.6
Auto finance	882,202	719,666	262,188	22.6	N.M .
Other	25,099	23,701	29,094	5.9	(13.7)
Total	$15,579,292	$15,613,346	$15,234,504	(.2)	2.3

Average:
Consumer real estate	$6,430,685	$6,556,426	$6,793,415	(1.9)	(5.3)	$6,493,208	$6,819,239	(4.8)%
Commercial	3,336,406	3,345,780	3,492,049	(.3)	(4.5)	3,341,067	3,474,885	(3.9)
Leasing and equipment finance	3,236,799	3,199,499	3,145,914	1.2	2.9	3,218,252	3,137,122	2.6
Inventory finance	1,875,810	1,686,364	1,571,004	11.2	19.4	1,780,058	1,353,469	31.5
Auto finance	823,102	670,096	223,893	22.8	N.M .	747,022	154,728	N.M .
Other	13,060	13,641	17,647	(4.3)	(26.0)	13,348	17,612	(24.2)
Total	$15,715,862	$15,471,806	$15,243,922	1.6	3.1	$15,592,955	$14,957,055	4.3

N.M. Not meaningful.

•                 Loans and leases were $15.6 billion at June 30, 2013, an increase of $344.8 million, or 2.3 percent, compared with June 30, 2012. Quarterly average loans and leases were $15.7 billion for the second quarter of 2013, an increase of $471.9 million, or 3.1 percent, compared with the second quarter of 2012. The increases in period-end and average loans and leases were primarily due to the continued growth of auto finance as TCF continues to expand that business, as well as an increase in the inventory finance portfolio. These increases were partially offset by decreases in consumer real estate loans driven by ongoing sales and a decline in originations of first mortgages.

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Credit Quality

Credit Trends	Table 4

(Dollars in millions)
(At or for the Quarter Ended)

(1) Excludes acquired portfolios and non-accrual loans and leases.

(2) Excludes $81.5 million, $122.1 million, $117.7 million and $103.2 million of non-accrual assets at June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, associated with the implementation of clarifying bankruptcy-related regulatory guidance in the third quarter of 2012.

•                 Over 60-day delinquencies improved for the sixth consecutive quarter.  The over 60-day delinquency rate excluding acquired portfolios and non-accrual loans and leases at June 30, 2013 was .52 percent, down from .53 percent at March 31, 2013 and .74 percent at June 30, 2012. The decrease from June 30, 2012 was primarily a result of reduced delinquencies in the consumer real estate portfolio.

•                 Net charge-offs decreased $13.3 million from the first quarter of 2013 and decreased $17.2 million from the second quarter of 2012, respectively, primarily due to improved credit quality in the consumer real estate and commercial portfolios.

•                 Non-accrual loans and leases were $278.5 million at June 30, 2013, a decrease of $64.9 million, or 18.9 percent, from March 31, 2013 and a decrease of $46 million, or 14.2 percent, from June 30, 2012. The reduction in the non-accrual consumer real estate balance from March 31, 2013 was primarily due to the sale of $40.5 million of loans during the second quarter of 2013. The decrease from March 31, 2013 and

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June 30, 2012 was also due to improved credit quality in the commercial and consumer real estate portfolios resulting in fewer commercial and consumer loans entering non-accrual status.

•                 Other real estate owned was $66.2 million at June 30, 2013, a decrease of $5.5 million from March 31, 2013, and a decrease of $59.6 million from June 30, 2012. The decrease from June 30, 2012 was primarily due to a portfolio sale of 184 consumer properties during the first quarter of 2013. Additionally, the decrease from both periods was due to a decrease in the number of consumer real estate loans transferred from non-accrual status.

•                 Provision for credit losses was $32.6 million for the second quarter of 2013, a decrease of $5.8 million from the first quarter of 2013 and a decrease of $21.5 million from the second quarter of 2012.  The decrease from the first quarter of 2013 was primarily due to decreased net charge-offs in the consumer real estate portfolio.  The decrease in provision from the second quarter of 2012 was primarily due to decreased net charge-offs in the consumer real estate and commercial portfolios.

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Deposits

Average Deposits								Table 5
				Percent Change
(Dollars in thousands)	2Q	1Q	2Q	2Q13 vs	2Q13 vs	YTD	YTD	Percent
	2013	2013	2012	1Q13	2Q12	2013	2012	Change

Checking	$4,884,433	$4,784,945	$4,636,701	2.1%	5.3%	$4,834,964	$4,600,882	5.1%
Savings	6,082,200	6,114,219	6,053,264	(.5)	.5	6,098,121	5,979,191	2.0
Money market	791,859	815,374	748,016	(2.9)	5.9	803,551	705,255	13.9
Subtotal	11,758,492	11,714,538	11,437,981.4		2.8	11,736,636	11,285,328	4.0
Certificates	2,360,881	2,323,267	1,608,653	1.6	46.8	2,342,178	1,372,164	70.7
Total average deposits	$14,119,373	$14,037,805	$13,046,634.6		8.2	$14,078,814	$12,657,492	11.2

Average interest rate on deposits (1)	.25%	.28%	.31%			.27%	.31%

(1) Annualized.

•                 Total average deposits for the second quarter of 2013 increased $1.1 billion, or 8.2 percent, from the second quarter of 2012 and increased $81.6 million, or .6 percent, from the first quarter of 2013, primarily due to special programs for certificates of deposit and the reintroduction of free checking.

•                 The average interest rate on deposits in the second quarter of 2013 was .25 percent, down six basis points from the second quarter of 2012 and down three basis points from the first quarter of 2013, primarily due to declines in average interest rates on various savings accounts.

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Non-interest Expense

Non-interest Expense								Table 6
				Percent Change
(Dollars in thousands)	2Q	1Q	2Q	2Q13 vs	2Q13 vs	YTD	YTD	Percent
	2013	2013	2012	1Q13	2Q12	2013	2012	Change
Compensation and employee benefits	$105,537	$104,229	$97,787	1.3%	7.9%	$209,766	$193,754	8.3%
Occupancy and equipment	33,062	32,875	32,731.6		1.0	65,937	64,977	1.5
FDIC insurance	8,362	7,710	8,469	8.5	(1.3)	16,072	14,855	8.2
Operating lease depreciation	6,150	5,635	6,417	9.1	(4.2)	11,785	13,148	(10.4)
Advertising and marketing	5,532	5,732	5,404	(3.5)	2.4	11,264	8,021	40.4
Deposit account premiums	600	602	1,690	(.3)	(64.5)	1,202	7,661	(84.3)
Other	41,946	37,939	36,956	10.6	13.5	79,885	74,252	7.6
Core operating expenses	201,189	194,722	189,454	3.3	6.2	395,911	376,668	5.1
Loss on termination of debt	-	-	-	N.M .	N.M .	-	550,735	(100.0)
Foreclosed real estate and repossessed assets, net	7,555	10,167	12,059	(25.7)	(37.3)	17,722	23,106	(23.3)
Other credit costs, net	(228)	(837)	1,476	72.8	(115.4)	(1,065)	1,188	(189.6)
Total non-interest expense	$208,516	$204,052	$202,989	2.2	2.7	$412,568	$951,697	(56.6)

N.M. Not meaningful.

•                 Compensation and employee benefits expense for the second quarter of 2013 increased $7.8 million, or 7.9 percent, from the second quarter of 2012 due to increased staff levels to support the growth of auto finance and expenses related to higher commissions based on production results and incentives based on performance.

•                 Foreclosed real estate and repossessed assets expense decreased $4.5 million, or 37.3 percent, from the second quarter of 2012 and decreased $2.6 million, or 25.7 percent, from the first quarter of 2013. The decrease from the second quarter of 2012 was driven by reduced expenses related to fewer consumer real estate and commercial foreclosed properties. The change from the first quarter of 2013 was driven by an acceleration of expense related to a portfolio sale of consumer properties during the first quarter of 2013.

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Capital

Capital Information				Table 7
At period end
(Dollars in thousands, except per-share data)	2Q		4Q
	2013		2012
Total equity	$1,906,181		$1,876,643
Book value per common share	$9.89		$9.79
Tangible realized common equity to tangible assets (1)	7.77%		7.52%

Risk-based capital (2)
Tier 1	$1,695,092	11.27%	$1,633,336	11.09%
Total	2,034,312	13.53	2,007,835	13.63

Tier 1 leverage capital	$1,695,092	9.34%	$1,633,336	9.21%

Tier 1 common capital (3)	$1,415,190	9.41%	$1,356,826	9.21%

(1) Excludes the impact of goodwill, other intangibles and accumulated other comprehensive (loss) income (see “Reconciliation of GAAP to Non-GAAP Financial Measures” table).
(2) The Company’s capital ratios continue to be in excess of “well-capitalized” regulatory benchmarks.
(3) Excludes the effect of preferred shares and qualifying non-controlling interest in subsidiaries (see “Reconciliation of GAAP to Non-GAAP Financial Measures” table).

•                 On July 22, 2013, the Board of Directors of TCF declared a regular quarterly cash dividend of 5 cents per common share payable on August 30, 2013, to stockholders of record at the close of business on August 15, 2013. TCF also declared dividends on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock, both payable on September 3, 2013, to stockholders of record at the close of business on August 15, 2013.

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Webcast Information

A live webcast of TCF’s conference call to discuss the second quarter earnings will be hosted at TCF’s website, http://ir.tcfbank.com, on July 23, 2013 at 8:00 a.m. CT.  A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company with $18.4 billion in total assets at June 30, 2013. TCF has over 425 branches in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota, providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing and equipment finance business in all 50 states, commercial inventory finance business in the U.S. and Canada, and indirect auto finance business in over 40 states. For more information about TCF, please visit http://ir.tcfbank.com.

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Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act

Any statements contained in this earnings release regarding the outlook for the Company’s businesses and their respective markets, such as projections of future performance, guidance, statements of the Company’s plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company’s assumptions and beliefs. Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this earnings release.  These factors include the factors discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 under the heading “Risk Factors,” the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks.  Deterioration in general economic and banking industry conditions, including defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or continued high rates of or increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF’s loan, lease, investment and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

Legislative and Regulatory Requirements.  New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the Dodd-Frank Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines; deficiencies in TCF’s compliance under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions or other adverse consequences such as increased capital requirements or higher deposit insurance assessments; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry, the economic impact on banks of the Dodd-Frank Act and other regulatory reform legislation; the impact of financial regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital (including those resulting from U.S. implementation of Basel III requirements); adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund

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its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to regulatory requirements or customer opt-in preferences with respect to overdraft fees on point of sale and ATM transactions, which may have an adverse impact on TCF’s fee revenue; uncertainties relating to future retail deposit account changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

Supermarket Branching Risk; Growth Risks.  Adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF’s growth strategy through acquisitions or cross-selling opportunities; failure to expand or diversify TCF’s balance sheet through programs or new opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters.  Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change.

Litigation Risks.  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices, and possible increases in indemnification obligations for certain litigation against Visa U.S.A. and potential reductions in card revenues resulting from such litigation or other litigation against Visa.

Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF’s fiduciary responsibilities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended June 30,		Change
	2013	2012	$	%
Interest income:
Loans and leases	$206,675	$208,766	$(2,091)	(1.0)%
Securities available for sale	4,637	5,816	(1,179)	(20.3)
Investments and other	6,296	3,633	2,663	73.3
Total interest income	217,608	218,215	(607)	(.3)
Interest expense:
Deposits	8,851	10,197	(1,346)	(13.2)
Borrowings	6,713	9,794	(3,081)	(31.5)
Total interest expense	15,564	19,991	(4,427)	(22.1)
Net interest income	202,044	198,224	3,820	1.9
Provision for credit losses	32,591	54,106	(21,515)	(39.8)
Net interest income after provision for credit losses	169,453	144,118	25,335	17.6
Non-interest income:
Fees and service charges	41,572	48,090	(6,518)	(13.6)
Card revenue	13,270	13,530	(260)	(1.9)
ATM revenue	5,828	6,276	(448)	(7.1)
Subtotal	60,670	67,896	(7,226)	(10.6)
Leasing and equipment finance	22,874	23,207	(333)	(1.4)
Gain on sales of auto loans	8,135	5,496	2,639	48.0
Gain on sale of consumer real estate loans	4,069	-	4,069	N.M .
Other	4,035	3,168	867	27.4
Fees and other revenue	99,783	99,767	16	-
Gains on securities, net	-	13,116	(13,116)	(100.0)
Total non-interest income	99,783	112,883	(13,100)	(11.6)
Non-interest expense:
Compensation and employee benefits	105,537	97,787	7,750	7.9
Occupancy and equipment	33,062	32,731	331	1.0
FDIC insurance	8,362	8,469	(107)	(1.3)
Operating lease depreciation	6,150	6,417	(267)	(4.2)
Advertising and marketing	5,532	5,404	128	2.4
Deposit account premiums	600	1,690	(1,090)	(64.5)
Other	41,946	36,956	4,990	13.5
Subtotal	201,189	189,454	11,735	6.2
Foreclosed real estate and repossessed assets, net	7,555	12,059	(4,504)	(37.3)
Other credit costs, net	(228)	1,476	(1,704)	N.M .
Total non-interest expense	208,516	202,989	5,527	2.7
Income before income tax expense	60,720	54,012	6,708	12.4
Income tax expense	19,444	20,542	(1,098)	(5.3)
Income after income tax expense	41,276	33,470	7,806	23.3
Income attributable to non-controlling interest	2,372	1,939	433	22.3
Net income attributable to TCF Financial Corporation	38,904	31,531	7,373	23.4
Preferred stock dividends	4,847	-	4,847	N.M .
Net income available to common stockholders	$34,057	$31,531	$2,526	8.0

Net income per common share:
Basic	$.21	$.20	$.01	5.0
Diluted	.21	.20	.01	5.0

Dividends declared per common share	$.05	$.05	$-	-

Average common and common equivalent shares outstanding (in thousands):
Basic	160,895	159,113	1,782	1.1
Diluted	161,749	159,539	2,210	1.4

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Six Months Ended June 30,		Change
	2013	2012	$	%
Interest income:
Loans and leases	$411,580	$414,750	$(3,170)	(.8)%
Securities available for sale	9,432	24,928	(15,496)	(62.2)
Investments and other	12,146	6,066	6,080	100.2
Total interest income	433,158	445,744	(12,586)	(2.8)
Interest expense:
Deposits	18,532	19,258	(726)	(3.8)
Borrowings	13,491	48,089	(34,598)	(71.9)
Total interest expense	32,023	67,347	(35,324)	(52.5)
Net interest income	401,135	378,397	22,738	6.0
Provision for credit losses	70,974	102,648	(31,674)	(30.9)
Net interest income after provision for credit losses	330,161	275,749	54,412	19.7
Non-interest income:
Fees and service charges	80,895	89,946	(9,051)	(10.1)
Card revenue	25,687	26,737	(1,050)	(3.9)
ATM revenue	11,333	12,475	(1,142)	(9.2)
Subtotal	117,915	129,158	(11,243)	(8.7)
Leasing and equipment finance	39,334	46,074	(6,740)	(14.6)
Gain on sales of auto loans	15,281	7,746	7,535	97.3
Gain on sale of consumer real estate loans	12,195	-	12,195	N.M .
Other	7,761	5,523	2,238	40.5
Fees and other revenue	192,486	188,501	3,985	2.1
Gains on securities, net	-	89,727	(89,727)	(100.0)
Total non-interest income	192,486	278,228	(85,742)	(30.8)
Non-interest expense:
Compensation and employee benefits	209,766	193,754	16,012	8.3
Occupancy and equipment	65,937	64,977	960	1.5
FDIC insurance	16,072	14,855	1,217	8.2
Operating lease depreciation	11,785	13,148	(1,363)	(10.4)
Advertising and marketing	11,264	8,021	3,243	40.4
Deposit account premiums	1,202	7,661	(6,459)	(84.3)
Other	79,885	74,252	5,633	7.6
Subtotal	395,911	376,668	19,243	5.1
Loss on termination of debt	-	550,735	(550,735)	(100.0)
Foreclosed real estate and repossessed assets, net	17,722	23,106	(5,384)	(23.3)
Other credit costs, net	(1,065)	1,188	(2,253)	N.M .
Total non-interest expense	412,568	951,697	(539,129)	(56.6)
Income (loss) before income tax expense (benefit)	110,079	(397,720)	507,799	N.M .
Income tax expense (benefit)	37,003	(149,702)	186,705	N.M .
Income (loss) after income tax expense (benefit)	73,076	(248,018)	321,094	N.M .
Income attributable to non-controlling interest	4,198	3,345	853	25.5
Net income (loss) attributable to TCF Financial Corporation	68,878	(251,363)	320,241	N.M .
Preferred stock dividends	9,371	-	9,371	N.M .
Net income (loss) available to common stockholders	$59,507	$(251,363)	$310,870	N.M .

Net income (loss) per common share:
Basic	$.37	$(1.58)	$1.95	N.M .
Diluted	.37	(1.58)	1.95	N.M .

Dividends declared per common share	$.10	$.10	$-	-

Average common and common equivalent shares outstanding (in thousands):
Basic	160,644	158,810	1,834	1.2
Diluted	161,443	158,810	2,633	1.7

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Change
	2013	2012	$	%
Net income attributable to TCF Financial Corporation	$38,904	$31,531	$7,373	23.4%
Other comprehensive income (loss):
Unrealized holding (losses) gains arising during the period on securities available for sale	(34,420)	19,868	(54,288)	N.M.
Foreign currency hedge	874	268	606	N.M.
Foreign currency translation adjustment	(973)	(324)	(649)	N.M.
Recognized postretirement prior service cost and transition obligation	(12)	(7)	(5)	(71.4)
Income tax benefit (expense)	12,662	(7,375)	20,037	N.M.
Total other comprehensive (loss) income	(21,869)	12,430	(34,299)	N.M.
Comprehensive income	$17,035	$43,961	$(26,926)	(61.2)

	Six Months Ended June 30,		Change
	2013	2012	$	%
Net income (loss) attributable to TCF Financial Corporation	$68,878	$(251,363)	$320,241	N.M.	%
Other comprehensive income (loss):
Reclassification adjustment for securities gains included in net income (loss) attributable to TCF Financial Corporation	-	(76,967)	76,967	(100.0)
Unrealized holding (losses) gains arising during the period on securities available for sale	(48,249)	12,100	(60,349)	N.M.
Foreign currency hedge	1,411	(136)	1,547	N.M.
Foreign currency translation adjustment	(1,595)	61	(1,656)	N.M.
Recognized postretirement prior service cost and transition obligation	(24)	(14)	(10)	(71.4)
Income tax benefit	17,681	23,833	(6,152)	(25.8)
Total other comprehensive loss	(30,776)	(41,123)	10,347	25.2
Comprehensive income (loss)	$38,102	$(292,486)	$330,588	N.M.

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At Jun. 30,	At Dec. 31,	Change
	2013	2012	$	%
ASSETS

Cash and due from banks	$1,132,436	$1,100,347	$32,089	2.9%
Investments	118,918	120,867	(1,949)	(1.6)
Securities available for sale	620,260	712,091	(91,831)	(12.9)
Loans and leases held for sale	104,933	10,289	94,644	N.M .
Loans and leases:
Consumer real estate	6,356,426	6,674,501	(318,075)	(4.8)
Commercial	3,350,334	3,405,235	(54,901)	(1.6)
Leasing and equipment finance	3,251,703	3,198,017	53,686	1.7
Inventory finance	1,713,528	1,567,214	146,314	9.3
Auto finance	882,202	552,833	329,369	59.6
Other loans and leases	25,099	27,924	(2,825)	(10.1)
Total loans and leases	15,579,292	15,425,724	153,568	1.0
Allowance for loan and lease losses	(265,599)	(267,128)	1,529.6
Net loans and leases	15,313,693	15,158,596	155,097	1.0
Premises and equipment, net	439,048	440,466	(1,418)	(.3)
Goodwill	225,640	225,640	-	-
Other assets	444,679	457,621	(12,942)	(2.8)
Total assets	$18,399,607	$18,225,917	$173,690	1.0

LIABILITIES AND EQUITY

Deposits:
Checking	$4,931,189	$4,834,632	$96,557	2.0
Savings	6,101,642	6,104,104	(2,462)	-
Money market	810,249	820,553	(10,304)	(1.3)
Subtotal	11,843,080	11,759,289	83,791.7
Certificates of deposit	2,442,504	2,291,497	151,007	6.6
Total deposits	14,285,584	14,050,786	234,798	1.7
Short-term borrowings	3,030	2,619	411	15.7
Long-term borrowings	1,787,728	1,931,196	(143,468)	(7.4)
Total borrowings	1,790,758	1,933,815	(143,057)	(7.4)
Accrued expenses and other liabilities	417,084	364,673	52,411	14.4
Total liabilities	16,493,426	16,349,274	144,152.9
Equity:
Preferred stock, par value $.01 per share, 30,000,000 authorized; and 4,006,900 shares issued	263,240	263,240	-	-
Common stock, par value $.01 per share, 280,000,000 shares authorized; 164,453,669 and 163,428,763 shares issued	1,645	1,634	11.7
Additional paid-in capital	763,349	750,040	13,309	1.8
Retained earnings, subject to certain restrictions	920,894	877,445	43,449	5.0
Accumulated other comprehensive (loss) income	(18,333)	12,443	(30,776)	N.M .
Treasury stock at cost, 42,566 shares, and other	(41,276)	(41,429)	153.4
Total TCF Financial Corporation stockholders’ equity	1,889,519	1,863,373	26,146	1.4
Non-controlling interest in subsidiaries	16,662	13,270	3,392	25.6
Total equity	1,906,181	1,876,643	29,538	1.6
Total liabilities and equity	$18,399,607	$18,225,917	$173,690	1.0

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2013	2013	2012	2012	2012	2013		2012
Delinquency Data - Principal Balances (1)
60 days or more:
Consumer real estate
First mortgage lien	$66,876	$66,164	$76,020	$80,153	$86,714	$712		$(19,838)
Junior lien	8,022	9,674	13,141	13,388	13,967	(1,652)		(5,945)
Total consumer real estate	74,898	75,838	89,161	93,541	100,681	(940)		(25,783)
Commercial	1,679	906	2,630	2,652	5,616	773		(3,937)
Leasing and equipment finance	1,840	2,067	2,568	1,554	1,492	(227)		348
Inventory finance	33	156	119	80	206	(123)		(173)
Auto finance	868	563	532	305	62	305		806
Other	26	-	31	22	34	26		(8)
Subtotal	79,344	79,530	95,041	98,154	108,091	(186)		(28,747)
Acquired portfolios	627	578	982	1,069	1,483	49		(856)
Total delinquencies	$79,971	$80,108	$96,023	$99,223	$109,574	$(137)		$(29,603)

Delinquency Data - % of Portfolio (1)
60 days or more:
Consumer real estate
First mortgage lien	1.74%	1.67%	1.88%	1.93%	1.93%	7	bps	(19)	bps
Junior lien	.34	.43	.55	.59	.64	(9)		(30)
Total consumer real estate	1.21	1.22	1.38	1.46	1.51	(1)		(30)
Commercial	.05	.03	.08	.08	.17	2		(12)
Leasing and equipment finance	.06	.07	.08	.05	.05	(1)		1
Inventory finance	-	.01	.01	.01	.01	(1)		(1)
Auto finance	.10	.08	.10	.08	.02	2		8
Other	.11	-	.12	.09	.13	11		(2)
Subtotal	.52	.53	.64	.67	.74	(1)		(22)
Acquired portfolios	.51	.37	.58	.50	.58	14		(7)
Total delinquencies	.52	.52	.64	.67	.73	-		(21)

(1) Excludes non-accrual loans and leases.

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2013	2013	2012	2012	2012	2013		2012
Non-Accrual Loans and Leases
Non-accrual loans and leases:
Consumer real estate
First mortgage lien	$132,586	$186,218	$199,631	$197,649	$122,406	$(53,632)		$10,180
Junior lien	30,744	33,907	35,269	35,936	18,272	(3,163)		12,472
Total consumer real estate	163,330	220,125	234,900	233,585	140,678	(56,795)		22,652
Commercial	102,103	108,505	127,746	169,339	150,215	(6,402)		(48,112)
Leasing and equipment finance	11,103	11,695	13,652	15,812	29,429	(592)		(18,326)
Inventory finance	1,008	1,480	1,487	1,120	1,900	(472)		(892)
Auto finance	118	106	101	-	-	12		118
Other	809	1,477	1,571	1,957	2,204	(668)		(1,395)
Total non-accrual loans and leases	$278,471	$343,388	$379,457	$421,813	$324,426	$(64,917)		$(45,955)

Non-accrual loans and leases - rollforward
Balance, beginning of period	$343,388	$379,457	$421,813	$324,426	$308,943	$(36,069)		$34,445
Additions	41,549	56,712	88,235	210,916	111,739	(15,163)		(70,190)
Charge-offs	(12,780)	(23,773)	(27,657)	(49,116)	(28,228)	10,993		15,448
Transfers to other assets	(16,014)	(20,087)	(17,305)	(24,632)	(34,473)	4,073		18,459
Return to accrual status	(21,360)	(34,692)	(55,261)	(30,300)	(22,200)	13,332		840
Payments received	(16,977)	(15,399)	(30,832)	(9,652)	(12,261)	(1,578)		(4,716)
Sales	(40,461)	(133)	-	-	-	(40,328)		(40,461)
Other, net	1,126	1,303	464	171	906	(177)		220
Balance, end of period	$278,471	$343,388	$379,457	$421,813	$324,426	$(64,917)		$(45,955)

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

						Change from
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,		Jun 30,
	2013	2013	2012	2012	2012	2013		2012
Other Real Estate Owned
Other real estate owned (1)
Consumer real estate	$44,759	$46,404	$69,599	$85,764	$83,176	$(1,645)		$(38,417)
Commercial real estate	21,473	25,359	27,379	34,662	42,700	(3,886)		(21,227)
Total other real estate owned	$66,232	$71,763	$96,978	$120,426	$125,876	$(5,531)		$(59,644)

Other real estate owned - rollforward
Balance, beginning of period	$71,763	$96,978	$120,426	$125,876	$127,228	$(25,215)		$(55,465)
Transferred in	16,503	20,855	18,444	26,097	33,739	(4,352)		(17,236)
Sales	(17,895)	(40,456)	(39,528)	(28,479)	(29,448)	22,561		11,553
Writedowns	(4,270)	(5,294)	(4,614)	(3,493)	(6,237)	1,024		1,967
Other, net	131	(320)	2,250	425	594	451		(463)
Balance, end of period	$66,232	$71,763	$96,978	$120,426	$125,876	$(5,531)		$(59,644)

Ending number of properties owned
Consumer real estate	246	224	418	425	426	22		(180)
Commercial real estate	20	18	18	26	32	2		(12)
Total	266	242	436	451	458	24		(192)

(1) Includes properties owned and foreclosed properties subject to redemption.

						Change from
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,		Jun 30,
	2013	2013	2012	2012	2012	2013		2012
Non-Accrual Loans and Leases and Other Real Estate Owned
Non-accrual loans and leases	$196,996	$221,278	$261,796	$318,611	$324,426	$(24,282)		$(127,430)
Loans discharged in bankruptcy (1)	81,475	122,110	117,661	103,202	-	(40,635)		81,475
Other real estate owned	66,232	71,763	96,978	120,426	125,876	(5,531)		(59,644)
Total non-accrual loans and leases and other real estate owned	$344,703	$415,151	$476,435	$542,239	$450,302	$(70,448)		$(105,599)

Percent of total loans and leases and other real estate owned	2.20%	2.65%	3.07%	3.54%	2.93%	(45)	bps	(73)	bps

(1) Consumer real estate loans required to be reported as nonaccrual loans, regardless of delinquency status, due to the implementation of clarifying regulatory guidance in the third quarter of 2012, related to the discharge of a borrowers’ personal liability following Chapter 7 bankruptcy proceedings.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

SUMMARY OF CREDIT QUALITY DATA, CONTINUED

(Dollars in thousands)

(Unaudited)

Allowance for Loan and Lease Losses

	At June 30, 2013		At March 31, 2013		At June 30, 2012		Change from
		% of		% of		% of	Mar. 31,		Jun. 30,
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	2013		2012
Consumer real estate	$181,052	2.85%	$182,687	2.85%	$188,087	2.76%	-	bps	9	bps
Commercial	50,072	1.49	48,556	1.46	50,699	1.44	3		5
Leasing and equipment finance	17,975.55		17,541.55		25,450.81		-		(26)
Inventory finance	8,197.48		8,788.46		7,072.49		2		(1)
Auto finance	7,509.85		5,390.75		1,951.74		10		11
Other	794	3.16	634	2.67	902	3.10	49		6
Total	$265,599	1.70	$263,596	1.69	$274,161	1.80	1		(10)

Net Charge-Offs

						Change from
	Quarter Ended					Quarter Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2013	2013	2012	2012	2012	2013	2012
Consumer real estate
First mortgage lien	$15,084	$19,907	$22,163	$40,469	$18,369	$(4,823)	$(3,285)
Junior lien	8,642	10,540	11,757	34,202	16,487	(1,898)	(7,845)
Total consumer real estate	23,726	30,447	33,920	74,671	34,856	(6,721)	(11,130)
Commercial	2,449	7,849	8,351	20,547	8,455	(5,400)	(6,006)
Leasing and equipment finance	244	1,210	1,345	7,521	1,173	(966)	(929)
Inventory finance	(14)	355	193	444	225	(369)	(239)
Auto finance	765	836	771	280	81	(71)	684
Other	524	307	940	991	69	217	455
Total	$27,694	$41,004	$45,520	$104,454	$44,859	$(13,310)	$(17,165)

Net Charge-Offs as a Percentage of Average Loans and Leases

						Change from
	Quarter Ended (1)					Quarter Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2013	2013	2012	2012	2012	2013		2012
Consumer real estate
First mortgage lien	1.48%	1.90%	2.06%	3.60%	1.58%	(42)	bps	(10)	bps
Junior lien	1.46	1.78	1.99	6.12	3.07	(32)		(161)
Total consumer real estate	1.48	1.86	2.04	4.44	2.05	(38)		(57)
Commercial	.29	.94	.97	2.32	.97	(65)		(68)
Leasing and equipment finance	.03	.15	.17	.95	.15	(12)		(12)
Inventory finance	-	.08	.05	.12	.06	(8)		(6)
Auto finance	.37	.50	.61	.30	.14	(13)		23
Other	16.05	9.01	N.M.	N.M.	N.M.	704		N.M.
Total	.70	1.06	1.18	2.74	1.18	(36)		(48)

(1) Annualized.

N.M. Not Meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,
	2013			2012
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1) (2)	Balance	Interest	Rates (1) (2)
ASSETS:
Investments and other	$735,078	$3,761	2.05%	$430,084	$2,654	2.48%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed rate	654,968	4,636	2.83	733,796	5,813	3.17
U.S. Treasury securities	494	-	.07	-	-	-
Other securities	93	1	2.54	225	3	4.14
Total securities available for sale (3)	655,555	4,637	2.83	734,021	5,816	3.17
Loans and leases held for sale	116,390	2,535	8.74	44,788	979	8.80
Loans and leases:
Consumer real estate:
Fixed-rate	3,809,066	55,977	5.89	4,365,670	63,432	5.84
Variable-rate	2,621,619	33,545	5.13	2,427,745	30,202	5.00
Total consumer real estate	6,430,685	89,522	5.58	6,793,415	93,634	5.54
Commercial:
Fixed- and adjustable-rate	2,392,315	31,254	5.24	2,730,085	37,242	5.49
Variable-rate	944,091	8,354	3.55	761,964	7,550	3.99
Total commercial	3,336,406	39,608	4.76	3,492,049	44,792	5.16
Leasing and equipment finance	3,236,799	39,990	4.94	3,145,914	43,109	5.48
Inventory finance	1,875,810	27,860	5.96	1,571,004	23,690	6.07
Auto finance	823,102	10,193	4.97	223,893	3,835	6.89
Other	13,060	263	8.10	17,647	336	7.66
Total loans and leases (4)	15,715,862	207,436	5.29	15,243,922	209,396	5.52
Total interest-earning assets	17,222,885	218,369	5.08	16,452,815	218,845	5.34
Other assets (5)	1,110,213			1,202,003
Total assets	$18,333,098			$17,654,818
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,476,173			$1,316,767
Small business	752,395			725,052
Commercial and custodial	326,773			310,321
Total non-interest bearing deposits	2,555,341			2,352,140
Interest-bearing deposits:
Checking	2,351,652	377.06		2,306,810	883.15
Savings	6,059,640	2,790.18		6,031,015	5,164.34
Money market	791,859	547.28		748,016	718.39
Subtotal	9,203,151	3,714.16		9,085,841	6,765.30
Certificates of deposit	2,360,881	5,137.87		1,608,653	3,432.86
Total interest-bearing deposits	11,564,032	8,851.31		10,694,494	10,197.38
Total deposits	14,119,373	8,851.25		13,046,634	10,197.31
Borrowings:
Short-term borrowings	7,314	8.44		705,888	535.30
Long-term borrowings	1,879,576	6,705	1.43	1,986,182	9,259	1.87
Total borrowings	1,886,890	6,713	1.42	2,692,070	9,794	1.46
Total interest-bearing liabilities	13,450,922	15,564.46		13,386,564	19,991.60
Total deposits and borrowings	16,006,263	15,564.39		15,738,704	19,991.51
Other liabilities	420,398			335,113
Total liabilities	16,426,661			16,073,817
Total TCF Financial Corp.
stockholders’ equity	1,886,138			1,563,158
Non-controlling interest in subsidiaries	20,299			17,843
Total equity	1,906,437			1,581,001
Total liabilities and equity	$18,333,098			$17,654,818
Net interest income and margin		$202,805	4.72		$198,854	4.86

(1)  Annualized.

(2)  Interest and yields are presented on a fully tax equivalent basis.

(3)  Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)  Average balances of loans and leases include non-accrual loans and leases, and are presented net of unearned income.

(5)  Includes operating leases.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2013			2012
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1) (2)	Balance	Interest	Rates (1) (2)
ASSETS:
Investments and other	$774,987	$7,007	1.82%	$587,802	$5,042	1.72%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed rate	664,858	9,430	2.84	1,410,407	24,924	3.53
U.S. Treasury securities	696	-	.07	-	-	-
Other securities	100	2	2.52	227	4	4.13
Total securities available for sale (3)	665,654	9,432	2.83	1,410,634	24,928	3.53
Loans and leases held for sale	135,472	5,139	7.65	25,330	1,024	8.13
Loans and leases:
Consumer real estate:
Fixed-rate	3,862,590	113,035	5.90	4,404,410	129,584	5.92
Variable-rate	2,630,618	66,627	5.11	2,414,829	60,270	5.02
Total consumer real estate	6,493,208	179,662	5.58	6,819,239	189,854	5.60
Commercial:
Fixed- and adjustable-rate	2,434,960	63,808	5.28	2,733,967	75,452	5.55
Variable-rate	906,107	15,868	3.53	740,918	15,062	4.09
Total commercial	3,341,067	79,676	4.81	3,474,885	90,514	5.24
Leasing and equipment finance	3,218,252	80,903	5.03	3,137,122	87,109	5.55
Inventory finance	1,780,058	53,465	6.06	1,353,469	42,416	6.30
Auto finance	747,022	18,835	5.08	154,728	5,418	7.04
Other	13,348	539	8.15	17,612	705	8.04
Total loans and leases (4)	15,592,955	413,080	5.33	14,957,055	416,016	5.59
Total interest-earning assets	17,169,068	434,658	5.10	16,980,821	447,010	5.29
Other assets (5)	1,118,397			1,290,585
Total assets	$18,287,465			$18,271,406
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,451,381			$1,338,539
Small business	748,304			716,734
Commercial and custodial	328,373			307,427
Total non-interest bearing deposits	2,528,058			2,362,700
Interest-bearing deposits:
Checking	2,330,078	874.08		2,260,499	1,785.16
Savings	6,074,949	6,159.20		5,956,874	10,602.36
Money market	803,551	1,177.30		705,255	1,328.38
Subtotal	9,208,578	8,210.18		8,922,628	13,715.31
Certificates of deposit	2,342,178	10,322.89		1,372,164	5,543.81
Total interest-bearing deposits	11,550,756	18,532.32		10,294,792	19,258.38
Total deposits	14,078,814	18,532.27		12,657,492	19,258.31
Borrowings:
Short-term borrowings	7,966	16.42		571,019	865.30
Long-term borrowings	1,903,227	13,475	1.42	2,901,673	47,224	3.27
Total borrowings	1,911,193	13,491	1.42	3,472,692	48,089	2.78
Total interest-bearing liabilities	13,461,949	32,023.48		13,767,484	67,347.98
Total deposits and borrowings	15,990,007	32,023.40		16,130,184	67,347.84
Other liabilities	404,571			435,210
Total liabilities	16,394,578			16,565,394
Total TCF Financial Corp.
stockholders’ equity	1,874,348			1,690,337
Non-controlling interest in subsidiaries	18,539			15,675
Total equity	1,892,887			1,706,012
Total liabilities and equity	$18,287,465			$18,271,406
Net interest income and margin		$402,635	4.72		$379,663	4.49

(1)  Annualized.

(2)  Interest and yields are presented on a fully tax equivalent basis.

(3)  Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)  Average balances of loans and leases include non-accrual loans and leases, and are presented net of unearned income.

(5)  Includes operating leases.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2013	2013	2012	2012	2012
Interest income:
Loans and leases	$206,675	$204,905	$210,490	$210,140	$208,766
Securities available for sale	4,637	4,795	4,615	5,607	5,816
Investments and other	6,296	5,850	3,922	4,105	3,633
Total interest income	217,608	215,550	219,027	219,852	218,215
Interest expense:
Deposits	8,851	9,681	10,972	10,757	10,197
Borrowings	6,713	6,778	6,992	8,536	9,794
Total interest expense	15,564	16,459	17,964	19,293	19,991
Net interest income	202,044	199,091	201,063	200,559	198,224
Provision for credit losses	32,591	38,383	48,520	96,275	54,106
Net interest income after provision for credit losses	169,453	160,708	152,543	104,284	144,118
Non-interest income:
Fees and service charges	41,572	39,323	44,262	43,745	48,090
Card revenue	13,270	12,417	12,974	12,927	13,530
ATM revenue	5,828	5,505	5,584	6,122	6,276
Subtotal	60,670	57,245	62,820	62,794	67,896
Leasing and equipment finance	22,874	16,460	26,149	20,498	23,207
Gain on sales of auto loans	8,135	7,146	6,869	7,486	5,496
Gain on sale of consumer real estate loans	4,069	8,126	854	4,559	-
Other	4,035	3,726	3,973	3,688	3,168
Fees and other revenue	99,783	92,703	100,665	99,025	99,767
Gains on securities, net	-	-	(528)	13,033	13,116
Total non-interest income	99,783	92,703	100,137	112,058	112,883
Non-interest expense:
Compensation and employee benefits	105,537	104,229	101,678	98,409	97,787
Occupancy and equipment	33,062	32,875	32,809	33,006	32,731
FDIC insurance	8,362	7,710	8,671	6,899	8,469
Operating lease depreciation	6,150	5,635	5,905	6,325	6,417
Advertising and marketing	5,532	5,732	4,303	4,248	5,404
Deposit account premiums	600	602	523	485	1,690
Other	41,946	37,939	53,472	36,173	36,956
Subtotal	201,189	194,722	207,361	185,545	189,454
Foreclosed real estate and repossessed assets, net	7,555	10,167	7,582	10,670	12,059
Other credit costs, net	(228)	(837)	(894)	593	1,476
Total non-interest expense	208,516	204,052	214,049	196,808	202,989
Income before income tax expense	60,720	49,359	38,631	19,534	54,012
Income tax expense	19,444	17,559	10,540	6,304	20,542
Income after income tax expense	41,276	31,800	28,091	13,230	33,470
Income attributable to non-controlling interest	2,372	1,826	1,306	1,536	1,939
Net income attributable to TCF Financial Corporation	38,904	29,974	26,785	11,694	31,531
Preferred stock dividends	4,847	4,524	3,234	2,372	-
Net income available to common stockholders	$34,057	$25,450	$23,551	$9,322	$31,531

Net income per common share:
Basic	$.21	$.16	$.15	$.06	$.20
Diluted	.21	.16	.15	.06	.20

Dividends declared per common share	$.05	$.05	$.05	$.05	$.05

Financial Highlights:
Pre-tax pre-provision profit(1)	$93,311	$87,742	$87,151	$115,809	$108,118
Return on average assets(2)	.90%	.70%	.63%	.30%	.76%
Return on average common equity(2)	8.39	6.36	5.93	2.36	8.13
Net interest margin(2)	4.72	4.72	4.79	4.85	4.86

(1) Pre-tax pre-provision profit ("PTPP") is calculated as total revenues less non-interest expense.

(2) Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS

(In thousands)

(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2013	2013	2012	2012	2012
ASSETS
Cash and due from banks	$871,288	$945,928	$777,995	$628,697	$555,590
Investments	120,427	122,014	122,970	123,223	149,813
U.S. Government sponsored entities:
Mortgage-backed securities	655,795	676,296	696,506	701,155	736,251
U.S. Treasury securities	494	900	-	-	-
Other securities	2,575	2,400	2,150	2,224	2,097
Total securities available for sale	658,864	679,596	698,656	703,379	738,348
Loans and leases held for sale	116,390	154,766	53,140	80,549	44,788
Loans and leases:
Consumer real estate:
Fixed-rate	3,809,066	3,916,709	4,012,702	4,197,903	4,365,670
Variable-rate	2,621,619	2,639,717	2,650,958	2,531,351	2,427,745
Total consumer real estate	6,430,685	6,556,426	6,663,660	6,729,254	6,793,415
Commercial:
Fixed- and adjustable-rate	2,392,315	2,478,079	2,614,824	2,682,193	2,730,085
Variable-rate	944,091	867,701	837,944	855,918	761,964
Total commercial	3,336,406	3,345,780	3,452,768	3,538,111	3,492,049
Leasing and equipment finance	3,236,799	3,199,499	3,184,540	3,164,592	3,145,914
Inventory finance	1,875,810	1,686,364	1,570,829	1,440,298	1,571,004
Auto finance	823,102	670,096	504,565	367,271	223,893
Other	13,060	13,641	14,704	16,280	17,647
Total loans and leases	15,715,862	15,471,806	15,391,066	15,255,806	15,243,922
Allowance for loan and lease losses	(264,403)	(265,392)	(269,578)	(264,626)	(266,187)
Net loans and leases	15,451,459	15,206,414	15,121,488	14,991,180	14,977,735
Premises and equipment, net	440,383	440,437	442,287	442,456	438,438
Goodwill	225,640	225,640	225,640	225,640	225,640
Other assets	448,647	469,757	506,212	521,397	524,466
Total assets	$18,333,098	$18,244,552	$17,948,388	$17,716,521	$17,654,818

LIABILITIES AND EQUITY
Non-interest-bearing deposits:
Retail	$1,476,173	$1,426,314	$1,294,027	$1,275,722	$1,316,767
Small business	752,395	744,168	775,334	746,511	725,052
Commercial and custodial	326,773	329,992	329,919	324,739	310,321
Total non-interest bearing deposits	2,555,341	2,500,474	2,399,280	2,346,972	2,352,140
Interest-bearing deposits:
Checking	2,351,652	2,308,263	2,248,481	2,255,561	2,306,810
Savings	6,059,640	6,090,427	6,083,168	6,153,079	6,031,015
Money market	791,859	815,374	819,596	848,899	748,016
Subtotal	9,203,151	9,214,064	9,151,245	9,257,539	9,085,841
Certificates of deposit	2,360,881	2,323,267	2,206,173	1,953,208	1,608,653
Total interest-bearing deposits	11,564,032	11,537,331	11,357,418	11,210,747	10,694,494
Total deposits	14,119,373	14,037,805	13,756,698	13,557,719	13,046,634
Borrowings:
Short-term borrowings	7,314	8,631	47,715	65,531	705,888
Long-term borrowings	1,879,576	1,927,139	1,928,507	1,985,094	1,986,182
Total borrowings	1,886,890	1,935,770	1,976,222	2,050,625	2,692,070
Accrued expenses and other liabilities	420,398	390,825	434,471	343,336	335,113
Total liabilities	16,426,661	16,364,400	16,167,391	15,951,680	16,073,817
Equity:
Preferred stock	263,240	263,240	180,359	166,721	10,993
Common stock	1,642	1,637	1,634	1,631	1,625
Additional paid-in capital	760,256	753,583	749,445	742,598	738,089
Retained earnings, subject to certain restrictions	903,300	880,582	866,895	862,570	846,349
Accumulated other comprehensive (loss) income	(758)	5,624	13,131	19,321	11,601
Treasury stock at cost and other	(41,542)	(41,273)	(43,462)	(42,890)	(45,499)
Total TCF Financial Corporation stockholders’ equity	1,886,138	1,863,393	1,768,002	1,749,951	1,563,158
Non-controlling interest in subsidiaries	20,299	16,759	12,995	14,890	17,843
Total equity	1,906,437	1,880,152	1,780,997	1,764,841	1,581,001
Total liabilities and equity	$18,333,098	$18,244,552	$17,948,388	$17,716,521	$17,654,818

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES(1)(2)

(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2013	2013	2012	2012	2012
ASSETS

Investments and other	2.05%	1.61%	1.77%	2.09%	2.48%
U.S. Government sponsored entities:
Mortgage-backed securities, fixed-rate	2.83	2.84	2.64	3.15	3.17
U.S. Treasury securities	.07	.07	-	-	-
Other securities	2.54	2.49	2.52	3.32	4.14
Total securities available for sale(3)	2.83	2.84	2.64	3.15	3.17
Loans and leases held for sale	8.74	6.82	8.00	7.89	8.80
Loans and leases:
Consumer real estate:
Fixed-rate	5.89	5.91	5.95	5.94	5.84
Variable-rate	5.13	5.08	5.07	5.04	5.00
Total consumer real estate	5.58	5.58	5.60	5.60	5.54
Commercial:
Fixed- and adjustable-rate	5.24	5.33	5.60	5.57	5.49
Variable-rate	3.55	3.51	3.55	3.77	3.99
Total commercial	4.76	4.86	5.10	5.14	5.16
Leasing and equipment finance	4.94	5.11	5.24	5.33	5.48
Inventory finance	5.96	6.16	6.11	6.19	6.07
Auto finance	4.97	5.23	5.53	5.97	6.89
Other	8.10	8.19	8.31	7.83	7.66
Total loans and leases	5.29	5.38	5.47	5.50	5.52

Total interest-earning assets	5.08	5.11	5.21	5.32	5.34

LIABILITIES

Interest-bearing deposits:
Checking	.06	.09	.11	.12	.15
Savings	.18	.22	.29	.31	.34
Money market	.28	.31	.35	.38	.39
Subtotal	.16	.20	.25	.27	.30
Certificates of deposit	.87	.90	.92	.92	.86
Total interest-bearing deposits	.31	.34	.38	.38	.38
Total deposits	.25	.28	.32	.32	.31
Borrowings:
Short-term borrowings	.44	.40	.41	.24	.30
Long-term borrowings	1.43	1.41	1.44	1.71	1.87
Total borrowings	1.42	1.41	1.41	1.66	1.46

Total interest-bearing liabilities	.46	.49	.54	.58	.60

Net interest margin	4.72	4.72	4.79	4.85	4.86

(1)  Annualized.

(2)  Yields are presented on a fully tax equivalent basis.

(3)  Average yields of securities available for sale are based upon the historical amortized cost and excludes equity securities.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)

(Dollars in thousands)

(Unaudited)

	At Jun. 30,	At Dec. 31,
	2013	2012
Computation of tangible realized common equity to tangible assets:
Total equity	$1,906,181	$1,876,643
Less: Non-controlling interest in subsidiaries	16,662	13,270
Total TCF Financial Corporation stockholders’ equity	1,889,519	1,863,373
Less:
Preferred stock	263,240	263,240
Goodwill	225,640	225,640
Other intangibles	7,345	8,674
Accumulated other comprehensive (loss) income	(18,333)	12,443
Tangible realized common equity	$1,411,627	$1,353,376

Total assets	$18,399,607	$18,225,917
Less:
Goodwill	225,640	225,640
Other intangibles	7,345	8,674
Tangible assets	$18,166,622	$17,991,603

Tangible realized common equity to tangible assets	7.77%	7.52%

	At Jun. 30,	At Dec. 31,
	2013	2012
Computation of tier 1 risk-based capital ratio:
Total tier 1 capital	$1,695,092	$1,633,336
Total risk-weighted assets	15,038,256	14,733,203
Total tier 1 risk-based capital ratio	11.27%	11.09%

Computation of tier 1 common capital ratio:
Total tier 1 capital	$1,695,092	$1,633,336
Less:
Preferred stock	263,240	263,240
Qualifying non-controlling interest in subsidiaries	16,662	13,270
Total tier 1 common capital	$1,415,190	$1,356,826

Total tier 1 common capital ratio	9.41%	9.21%

(1) When evaluating capital adequacy and utilization, management considers financial measures such as Tangible Realized Common Equity to Tangible Assets and the Tier 1 Common Capital Ratio. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions, and also provide investors, regulators, and other users with information to be viewed in relation to other banking institutions.

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